UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: July 28, 2008

(Date of earliest event reported)

RUBICON TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33834	36-4419301
(State of Incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

9931 Franklin Avenue Franklin Park, Illinois	60131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(847) 295-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 28, 2008, Rubicon Technology, Inc. (the “Company”), and Crystalwise Technology, Inc. (“Crystalwise”), entered into an amendment (the “Amendment”) to their 2008 Sapphire Material Supply Agreement dated as of May 19, 2007 (the “Agreement”). The Amendment reduces the pricing for product sold to Crystalwise on or after July 7, 2008. The Amendment also clarifies that if Rubicon agrees to ship less than the required volumes under the Agreement, the shortfall in 2008 volume will be purchased by Crystalwise in 2009 at a rate not to exceed 60,000 TIE units per month.

The foregoing summary of certain terms of the Amendment does not purport to be complete, and is qualified in its entirety by the terms and conditions of the Amendment, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Date: July 30, 2008	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Chief Financial Officer